SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 20, 2021

SANDERSON FARMS, INC.

(Exact name of registrant as specified in its charter)

Mississippi	1-14977	64-0615843
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

127 Flynt Road Laurel, Mississippi	39443
(Address of principal executive offices)	(Zip Code)

(601) 649-4030

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common stock, $1 par value per share	SAFM	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Section 5 — Corporate Governance and Management

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

1.    On January 20, 2021, the Compensation Committee of the Registrant’s board of directors adopted a Bonus Award Program for the Registrant’s salaried employees and management trainees effective November 1, 2020. If the Registrant meets net income per share and minimum return on average stockholders’ equity goals for the fiscal year ended October 31, 2021, the program provides for the award of bonuses to eligible participants equal to a percentage of their base salary. For the Named Executive Officers and certain other key members of management, the total potential award has two components: a percentage based on the Registrant’s earnings per share, and a percentage based on the Registrant’s operational performance as measured by Agri Stats, a private industry benchmarking service that analyzes performance data submitted by a significant majority of the poultry industry. If the Registrant earns the maximum earnings per share goal under the program, and if it performs at the top tier of operational performance specified in the program (as reported by Agri Stats), the Named Executive Officers would earn the maximum possible bonus under the program as follows: $3,036,600 for the Chairman and Chief Executive Officer (200% of base salary), $1,217,971 for the President (160% of base salary), $913,248 for the Treasurer, and Chief Financial and Legal Officer (140% of base salary), and $279,955 for the Secretary and Controller (principal accounting officer) (80% of base salary).

The foregoing description of the Bonus Award Program does not purport to be complete and is qualified in its entirety by reference to the full text of the Bonus Award Program, which is filed herewith as Exhibit 10.1 and is incorporated herein by reference.

Also on January 20, 2021, the Compensation Committee ratified the payment of certain miscellaneous items of compensation during fiscal 2020 to the Registrant’s Named Executive Officers, as follows:

Type	Joe F. Sanderson, Jr., Chairman & CEO	Lampkin Butts, President & COO	D. Michael Cockrell, Treasurer & CFO	Tim Rigney, Secretary
Personal Use of Company and Charter Aircraft	$44,410	$41,036	$13,774	$—
Other Travel Related Expenses	97	1,884	—	—
401(k) Matching Contribution	11,200	11,200	11,200	11,200
ESOP Contribution	—	—	—	—
Term Life Insurance Premium	136	183	272	272
Matching Charitable Contributions	5,000	6,000	2,500	—
Dividends Paid on Restricted Stock	117,600	30,800	24,850	4,770
Accidental Death Premium	11	15	22	22
Health Plan Benefit	8,652	8,652	8,652	8,652

Total	$187,106	$99,770	$61,270	$24,916

Section 9 – Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description

10.1	Sanderson Farms, Inc., Bonus Award Program Effective November 1, 2020.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

EXHIBIT INDEX

Exhibit No.	Description

10.1	Sanderson Farms, Inc., Bonus Award Program Effective November 1, 2020.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SANDERSON FARMS, INC.

(Registrant)

Date: January 25, 2021	By:	/s/ D. Michael Cockrell
D. Michael Cockrell
Treasurer and Chief Financial Officer